                                                                    EXHIBIT 99.1


            SOUTHWESTERN WATER BEGINS MARKETING COLORADO OPPORTUNITY

DENVER, Colorado, December 20, 2002 - Southwestern Water Exploration Company, a Colorado corporation engaged in water exploration (the "Company"), today announced that independent sources have revealed that the fair market value of the potential water reserves discovered by the Company in its Rehoboth #1 exploration discovery can not be calculated at this time.

The Company can confirm, however, that engineering reports prepared by Knight Piesold and Company revealed that the aquifer located in Colorado has a minimum of 129,000 acre feet available for development with an expected yearly production rate of 2,904 acre feet per year. Tor Boswick, the Company's chief executive officer and chairman of the board, stated "Southwestern Water Exploration Company has begun the process of marketing the opportunity to develop this reservoir for the benefit of potential end users, and the company's expectation is that the market in Colorado will determine the ultimate price per acre foot."

STATEMENTS MADE IN THIS PRESS RELEASE INCLUDE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. INFORMATION ON SIGNIFICANT POTENTIAL RISKS AND UNCERTAINTIES THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE MENTIONED BY THE COMPANY FROM TIME TO TIME IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE WORDS "BELIEVE," "ESTIMATE," "EXPECT," "INTEND," "ANTICIPATE," "SHOULD" AND SIMILAR EXPRESSIONS AND VARIATIONS THEREOF IDENTIFY CERTAIN OF SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATES ON WHICH THEY WERE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. READERS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND, THEREFORE, READERS SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS.